                                                                     Exhibit 4.9

                              AMENDED AND RESTATED
                        OWNERSHIP LIMIT WAIVER AGREEMENT

         THIS AMENDED AND RESTATED OWNERSHIP LIMIT WAIVER AGREEMENT (this "Agreement"), dated as of May 11, 2001, is between The Mills Corporation, a Delaware corporation (the "Company"), and iStar Preferred Holdings LLC, a Delaware limited liability company ("Buyer").

                                 R E C I T A L S

         A. The Company and Buyer have entered into a Securities Purchase Agreement dated as of April 27, 2001 (the "Securities Purchase Agreement").

         B. Pursuant to the Securities Purchase Agreement, Buyer purchased shares of the Company's Series A Cumulative Convertible Preferred Stock (the "Preferred Shares") which are convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock", and as converted the "Conversion Shares").

         C. In connection with the purchase of the Preferred Shares, the Company issued warrants (the "Warrants") to Buyer to purchase shares of Common Stock in certain circumstances set forth therein (the "Warrant Shares"; together with the Conversion Shares, the "Common Shares").

         D. Article XII of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), contains a restriction prohibiting any Person other than an Existing Holder (capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them in the Charter) from acquiring any shares of capital stock of the Company if, as a result of such Acquisition, such Person shall Beneficially Own more than a specified percentage (currently set at 9.225%) of the value of the outstanding Capital Stock (the "Ownership Limit").

         E. Pursuant to Section 12.11 of the Charter, the Company's Board of Directors may exempt a Person from the Ownership Limit under certain circumstances.

         F. In connection with the execution and delivery of the Securities Purchase Agreement, the Company and the Buyer entered into an Ownership Limit Waiver Agreement dated as of April 27, 2001 (the "Initial Ownership Limit Waiver Agreement").

         G. The Company and the Buyer desire to amend and restate the Initial Ownership Limit Waiver Agreement as set forth herein.

         H. This Agreement shall continue to exempt Buyer from the Ownership Limit subject to the terms and conditions thereof and shall provide an exemption from the Ownership Limit that will apply to pledgees and/or current or prospective holders of Preferred Shares or Common Shares, including, but not limited to, Buyer's Affiliates (as hereinafter defined) and any pledgee who forecloses on the Preferred Shares or Common Shares, upon execution and delivery to the Secretary of the Company by such pledgee or holder of a counterpart signature page to this Agreement and a completed Certificate of Representation and Warranties (the "Certificate") in the form attached hereto that is being delivered by Buyer as of the date hereof.

                                A G R E E M E N T

1.       WAIVER OF THE OWNERSHIP LIMIT

         1.1 The Company, effective as of the date of this Agreement, exempts Buyer from the Ownership Limit but only (i) with respect to Buyer's ownership of all or any portion of the Preferred Shares or Common Shares and (ii) upon and subject to Buyer's compliance with Section 2.2 below and continued compliance with the covenants referred to therein. In connection herewith, the Executive Committee of the Board of Directors of the Company has adopted resolutions in the form attached to this Agreement as EXHIBIT A which are in full force and effect as of the date hereof and hereinafter shall not be rescinded or altered in whole or in part without Buyer's consent. This exemption shall not apply to any other shares of capital stock of the Company Acquired or Beneficially Owned by the Buyer, PROVIDED, HOWEVER, that the Acquisition of the Preferred Shares (or any Common Shares) shall not cause any other shares of capital stock owned by the Buyer at the time the Preferred Shares are Acquired to be considered to violate the Ownership Limit, but PROVIDED FURTHER THAT both the Preferred Shares (and any Common Shares) and any other shares of capital stock owned by the Buyer at the time the Preferred Shares are Acquired shall be taken into account in determining whether any subsequent Acquisition and/or Beneficial Ownership by Buyer of any additional shares of capital stock of the Company (other than the Preferred Shares or any Common Shares) violates the Ownership Limit.

         1.2 The Company, effective as of the date of its receipt of a counterpart signature page to this Agreement in the form attached hereto and of a completed and executed copy of the Certificate specified in Section 2.2 below from such Person, exempts (i) each pledgee of all or any portion of the Preferred Shares or the Common Shares and (ii) Buyer's Affiliates and each other holder of all or any portion of the Preferred Shares or the Common Shares (including any pledgee who forecloses on all or any portion of the Preferred Shares or the Common Shares) (each such Person, a "Subsequent Holder") from the Ownership Limit, but in each case only (A) with respect to each such Person's ownership of all or any portion of the Preferred Shares or the Common Shares and
(B) upon and subject to such Person's compliance with Section 2.2 below and continued compliance with the covenants referred to therein. This exemption shall not apply to any other shares of capital stock of the Company Acquired or Beneficially Owned by a Subsequent Holder, PROVIDED, HOWEVER, that the Acquisition of the Preferred Shares (or any Common Shares) shall not cause any other shares of capital stock owned by such Subsequent Holder at the time the Preferred Shares are Acquired to be considered to violate the Ownership Limit, but PROVIDED FURTHER THAT both the Preferred Shares (and any Common Shares) and any other shares of capital stock owned by such Subsequent Holder at the time the Preferred Shares are Acquired shall be taken into account in determining whether any subsequent Acquisition and/or Beneficial Ownership by such Subsequent Holder of any additional shares of capital stock of the Company (other than the Preferred Shares or any Common Shares) violates the Ownership Limit. As used herein, an "Affiliate" of Buyer is any Person that controls, is controlled by, or is under common control with, Buyer and is not an individual (within the meaning of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), determined taking into account Section 856(h)(3)(A) of the Code). For avoidance of doubt, iStar Financial Inc., a Maryland corporation, is an Affiliate of Buyer.

2.       LIMITATIONS AND OTHER MATTERS

         2.1 The exemption set forth in Section 1 above (the "Ownership Limit Waiver") shall not be effective if and to the extent that, as a result of any Person's ownership of Preferred Shares and/or Common Shares permitted by reason of the Ownership Limit Waiver any individual (within the meaning of Section 542(a)(2) of the Code, determined taking into account Section 856(h)(3)(A) of the Code) would be considered to have Beneficial Ownership of the Company's stock that violates the Ownership Limit (determined without regard to any waiver otherwise granted pursuant to Section 1 hereof), as increased by the Board pursuant to Section 12.9 of the Charter. If the Ownership Limit Waiver is not effective as a result of the operation of the preceding sentence, the Preferred Shares or Common Shares that otherwise would be Excess Stock shall be Exchangeable Excess Stock (as defined in Section 2.6 hereof) and treated in the manner provided for in Section 2.6. Notwithstanding anything to the contrary, the Ownership Limit Waiver shall not exempt any Person that is considered to be an individual (within the meaning of Section 542(a)(2) of the Code, determined taking into account Section 856(h)(3)(A) of the Code) who Beneficially Owns any of the Preferred Shares or Common Shares by reason of attribution from the Buyer or a Subsequent Holder under Section 544(a) of the Code and who would be considered to have Beneficial Ownership of the Company's stock that violates the Ownership Limit (determined without regard to the Ownership Limit Waiver), and any such Person shall be subject to all of the remedies set forth in Article XII of the Charter with respect to all capital stock that such Person Beneficially Owns, provided that such remedies shall not apply with respect to the Preferred Shares or Common Shares actually owned by the Buyer or a Subsequent Holder.

         2.2 For the Ownership Limit Waiver to be effective with respect to any Person after the Mandatory Closing, such Person must execute a counterpart signature page to this Agreement and complete and make the representations and covenants set forth in the Certificate, the form of which is attached hereto as Exhibit B, and must deliver such Certificate to the Secretary of the Corporation prior to such Person's acquisition of Preferred Shares or Common Shares, as the case may be. Each such Person's execution of this Agreement shall evidence such Person's agreement that any violation of the representations and covenant set forth in Exhibit B or any attempted violation thereof will result in the application of the remedies set forth in Section 12.3 of the Charter with respect to capital stock of the Company, if any, held in excess of the Ownership Limit by such Person (determined without regard to the waiver granted pursuant to Section 1 hereof but only after taking into account any exchange of Exchangeable Excess Stock (as defined in Section 2.6) pursuant to Section 2.6 hereof and applying the provisions of

Section 2.6 prior to applying the remedies set forth in this sentence).

         2.3 The Ownership Limit Waiver shall not be effective with respect to (a) any Competitor (as defined in the Securities Purchase Agreement) or
(b) any of the following Persons: (i) Herbert S. Miller, an individual ("Miller"), his immediate family members, any entity controlled by Miller, and any trust of which Miller is the trustee, grantor or beneficiary and (ii) Richard Kramer, an individual ("Kramer"), his immediate family members, any entity controlled by Kramer and any trust of which Kramer is the trustee, grantor or beneficiary. Under no circumstances shall Buyer ever be considered a "Competitor" as defined herein.

         2.4 The Ownership Limit Waiver shall not be effective with respect to Common Shares held by any Person who acquires such Common Shares in any manner other than upon the conversion of Preferred Shares, the exercise of one or more Warrants, or the foreclosure on Common Shares pledged to such Person and who, as a result of such acquisition, Beneficially Owns capital stock of the Company in excess of the Ownership Limit.

         2.5 If so requested by the Company, the Buyer and each Subsequent Holder will cooperate with the Company in investigating any direct or indirect relationship that the Buyer or any Subsequent Holder and Persons whose ownership of stock would be attributed to the Buyer or any Subsequent Holder, as applicable, under Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code) may have with the Company's tenants (but neither the Buyer nor any Subsequent Holder makes any representation with respect to any such relationship, other than as to the direct ownership (without regard to Section 318(a) of the Code) by the Buyer or the Subsequent Holder, as applicable, of tenants specifically identified by the Company by name to the Buyer or such Subsequent Holder, as applicable).

         2.6 In no event and under no circumstances (other than in the event of fraud with respect to the Certificate or the matters set forth in Section 2.5, as determined by a final, non-appealable judgment of a court of competent jurisdiction) shall any of the Preferred Shares or Common Shares be Excess Stock while such Preferred Shares and Common Shares are held by the Buyer or Subsequent Holder to which this Ownership Limit Waiver applies. If any Preferred Shares or Common Shares held by the Buyer or any Subsequent Holder to which this Ownership Limit Waiver applies would be Excess Stock but for the application of the prior sentence ("Exchangeable Excess Stock"), then the capital stock of the Company held by such holder shall be exchanged for interests in The Mills Limited Partnership, a Delaware limited partnership, as provided in Section 13(e) of the Securities Purchase Agreement.

         2.7 If a proposed Subsequent Holder would be, directly or indirectly, a Person other than a United States Person (within the meaning of Section 7701(a)(30) of the Code), the proposed transferor shall notify the Company. Within five (5) days of the receipt of such notice, the Company may inform the proposed transferor and proposed Subsequent Holder that the benefits of this Agreement will not be extended to such Subsequent Holder because the Company has reasonably determined that the Acquisition and Beneficial Ownership of the Preferred Shares and/or Common Shares by such Subsequent Holder would or could reasonably be expected to cause the Company to fail to qualify as a "domestically controlled REIT" (as defined in Section 897(h)(2) of the Code). If the Company does not so notify the proposed transferor and proposed Subsequent Holder within such five (5) day period, the benefits of this Ownership Limit Waiver Agreement shall thereafter be applicable to the Subsequent Holder upon consummation of such transfer subject to compliance with the terms hereof.

3.       MISCELLANEOUS

         3.1 All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         3.2 This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


                  [Remainder of page intentionally left blank.
                            Signature page follows.]

         Each of the parties has caused this Amended and Restated Ownership Limit Waiver Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.


THE COMPANY                                  BUYER

The Mills Corporation,                       iStar Preferred Holdings LLC
   a Delaware corporation

/s/ PETER B. McMILLAN                         /s/ JAY SUGARMAN
--------------------------------------------  ----------------------------------
Name: PETER B. McMILLAN                       Name: JAY SUGARMAN
     ---------------------------------------       -----------------------------
Title: PRESIDENT AND CHIEF OPERATING OFFICER  Title: CHIEF EXECUTIVE OFFICER
      --------------------------------------        ----------------------------

                           COUNTERPART SIGNATURE PAGE



         The undersigned Subsequent Holder (as defined in the hereinafter mentioned Ownership Limit Waiver Agreement) agrees to be bound by the terms of this Amended and Restated Ownership Limit Waiver Agreement, dated as of May 11, 2001, between The Mills Corporation, a Delaware corporation, and iStar Preferred Holdings LLC, a Delaware limited liability company, as though the undersigned were the Buyer and has caused this Agreement to be signed by its duly authorized officer as of the date set forth below.


[INSERT NAME OF SUBSEQUENT HOLDER]


Name:
     ---------------------------------------
Title:
      --------------------------------------


Date:
      --------------------------------------

                                                                       EXHIBIT A

                       OWNERSHIP LIMIT WAIVER RESOLUTIONS

         In accordance with Section 12.11 of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), the Executive Committee of the Board of Directors of The Mills Corporation, a Delaware corporation, hereby determines that, effective upon the execution of an Amended and Restated Ownership Limit Waiver Agreement in substantially the form attached hereto as EXHIBIT A (the "Ownership Limit Waiver Agreement"):

         RESOLVED: That, subject to the conditions and limitations set forth in the Ownership Limit Waiver Agreement and effective only upon the execution and delivery by iStar Preferred Holdings LLC ("Buyer") of the Ownership Limit Waiver Agreement and the Certificate attached thereto as Exhibit B, Buyer shall be, and hereby will be, exempt from the Ownership Limit (capitalized terms used in these resolutions that are not otherwise defined shall have the meanings given to those terms in the Ownership Limit Waiver Agreement) but only with respect to Buyer's ownership of all or a portion of the Preferred Shares or the Common Shares.

         RESOLVED FURTHER: That, subject to the conditions and limitations set forth in the Ownership Limit Waiver Agreement and effective only upon the execution and delivery of the Ownership Limit Waiver Agreement and the Certificate attached thereto as Exhibit B by any pledgee or any holder of all or any portion of the Preferred Shares or the Common Shares, including, but not limited to, Buyer's affiliates and each pledgee who forecloses on all or any portion of the Preferred Shares or the Common Shares (a "Subsequent Holder"), such Subsequent Holder shall be, and hereby will be, exempt from the Ownership Limit, but only with respect to such Subsequent Holder's ownership of all or a portion of the Preferred Shares or the Common Shares.

         RESOLVED FURTHER: That the Corporation be, and hereby is, authorized and empowered to execute and deliver the Ownership Limit Waiver Agreement.

         RESOLVED FURTHER: That the foregoing resolutions shall not be rescinded or altered in whole or in part without the consent of Buyer.

                                                                       EXHIBIT B



                  CERTIFICATE OF REPRESENTATIONS AND COVENANTS
                                       FOR
                             OWNERSHIP LIMIT WAIVER


         As [the Buyer/Subsequent Holder] of Preferred Shares issued in connection with the Securities Purchase Agreement between The Mills Corporation and iStar Preferred Holdings LLC, dated as of April 27, 2001, and/or Common Shares issued upon the conversion of Preferred Shares sold pursuant thereto or issued upon the exercise of warrants issued pursuant thereto, the undersigned desires that the Amended and Restated Ownership Limit Waiver Agreement between The Mills Corporation and iStar Preferred Holdings LLC, dated as of May 11, 2001 (the "Ownership Limit Waiver Agreement"), be applicable to the Preferred Shares and/or the Common Shares owned or to be acquired by the undersigned to the extent provided in the Ownership Limit Waiver Agreement. Capitalized terms used and not defined herein shall have the meanings set forth in the Ownership Limit Waiver Agreement.

         In connection therewith, the undersigned makes the following representations effective as of the date of execution hereof:

         (a) To its knowledge, based solely upon an examination of its ownership records, the undersigned's Acquisition and Beneficial Ownership of Preferred Shares and/or Common Shares permitted by reason of the Ownership Limit Waiver shall not and will not cause any individual (within the meaning of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), determined taking into account Section 856(h)(3)(A) of the Code) to be considered to have Beneficial Ownership of Company's stock that violates the Ownership Limit.

         (b) For U.S. federal income tax purposes, the undersigned is (CHOOSE ONE):

                  _____    (i) a United States Person within the meaning of
                           Section 7701(a)(30) of the Code that is not acquiring
                           or holding the Preferred Shares and/or Common Shares
                           as nominee or agent for any person that is not a
                           United States Person (a "United States Person"),
                  _____    (ii) a non-United States Person,
                  _____    (iii) a grantor trust or a disregarded entity under
                           the principles of Treasury Regulation Section
                           301.7701-3(b) treated as owned by a United States
                           Person, or

                  _____ (iv) a grantor trust or a disregarded entity under the principles of Treasury Regulation Section 301.7701-3(b) treated as owned by a non-United States Person.

         (c) The undersigned is acquiring the Preferred Shares and/or Common Shares for its own account.

         The undersigned covenants to notify the Company promptly after the undersigned obtains knowledge that any of the foregoing representations ceases to continue to be accurate.


DATED:                              [BUYER/SUBSEQUENT HOLDER]

                                    [                                          ]
                                     ------------------------------------------

                                    Name:
                                         --------------------------------------

                                    Title:
                                          -------------------------------------